NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Second Quarter 2015 Results
Second quarter highlights:
•Consolidated sales of $1.9 billion
•Operating profit of $90.3 million
•Earnings per diluted share of $1.00

•	Financial leverage ratio of 3.3x following the acquisition of Hill Country Electric Supply and buyback of approximately 750,000 shares

PITTSBURGH, July 23, 2015/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its 2015 second quarter results.

The following are results for the three months ended June 30, 2015 compared to the three months ended June 30, 2014:

•
Net sales were $1,916.7 million for the second quarter of 2015, compared to $2,005.2 million for the second quarter of 2014, a decrease of 4.4%. Normalized organic sales decreased 3.0%; foreign exchange rates negatively impacted sales by 3.0% and were partially offset by a 1.6% positive impact from acquisitions. Sequentially, sales increased 5.5%, and normalized organic sales increased 1.1%.

•	Gross profit was $381.6 million, or 19.9% of sales, for the second quarter of 2015, compared to $411.8 million, or 20.5% of sales, for the second quarter of 2014.

•
Selling, general and administrative ("SG&A") expenses were $275.2 million, or 14.4% of sales, for the second quarter of 2015, compared to $278.7 million, or 13.9% of sales, for the second quarter of 2014.

•
Operating profit was $90.3 million for the current quarter, compared to $115.9 million for the second quarter of 2014. Operating profit as a percentage of sales was 4.7% in 2015, compared to 5.8% in 2014.

•
Interest expense for the second quarter of 2015 was $18.6 million, compared to $20.3 million for the second quarter of 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, amortization of deferred financing fees and accrued interest, for the second quarter of 2015 and 2014 was $1.6 million and $2.2 million, respectively.

•	The effective tax rate for the current quarter was 29.3%, compared to 28.0% for the prior year second quarter.

•	Net income attributable to WESCO International, Inc. of $51.8 million for the current quarter was down 24.8% from $68.9 million for the prior year quarter.

•
Earnings per diluted share for the second quarter of 2015 was $1.00 per share, based on 51.9 million diluted shares, compared to $1.29 per share in the second quarter of 2014, based on 53.5 million diluted shares.

•	Free cash flow for the second quarter of 2015 was $34.9 million compared to a net cash outflow of $2.7 million for the second quarter of 2014.

Mr. John J. Engel, WESCO’s Chairman and Chief Executive Officer, stated, “Our second quarter sales declined 4% reflecting continued foreign exchange headwinds and weakness in the industrial market as well as a slow seasonal start in the non-residential construction market. For the quarter, organic sales in the U.S. were flat while organic sales in Canada declined 7%. Business mix, rebate accruals, and a continued competitive pricing environment drove gross margin lower while cost reduction actions partially mitigated the impact on earnings per share, which was lower than prior year. Free cash flow was solid and exceeds 120% of net income on a year-to-date basis. We repurchased approximately 750 thousand shares in the second quarter bringing year-to-date repurchases to approximately 1.1 million shares or $75 million of the $300 million share repurchase authorization. Based on our second quarter results and a challenging market outlook, we are revising our full year outlook for sales growth of (3)% to flat and $4.50 to $4.90 earnings per diluted share from our previous outlook of (3)% to 3% sales growth and $5.00 to $5.40 earnings per diluted share.”
The following results are for the six months ended June 30, 2015 compared to the six months ended June 30, 2014:

•
Net sales were $3,733.0 million for the first six months of 2015, compared to $3,816.0 million for the first six months of 2014, a decrease of 2.2%. Normalized organic sales decreased 0.1%; acquisitions positively impacted sales by 1.4%, and foreign exchange rates and number of workdays negatively impacted sales by 2.7% and 0.8%, respectively.

•	Gross profit of $749.3 million, or 20.1% of sales, for the first six months of 2015 compared to $786.5 million, or 20.6% of sales, for the first six months of 2014.

•
Selling, general and administrative ("SG&A") expenses were $539.8 million, or 14.5% of sales, for the first six months of 2015, compared to $544.2 million, or 14.3% of sales, for the first six months of 2014.

•
Operating profit was $177.4 million for the first six months of 2015 compared to $208.7 million for the first six months of 2014. Operating profit as a percentage of sales was 4.8% in 2015 compared to 5.5% in 2014.

•
Interest expense for the first six months of 2015 was $39.5 million, compared to $41.0 million for the first six months of 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, amortization of deferred financing fees and accrued interest, for the first six months of 2015 and 2014 was $7.0 million and $4.7 million, respectively.

•	The effective tax rate was 29.4% for the six months ended June 30, 2015, compared to 28.1% for the six months ended June 30, 2014.

•	Net income attributable to WESCO International, Inc. of $98.7 million for the six months ended June 30, 2015 was down 18.2% from $120.7 million for the six months ended June 30, 2014.

•
Earnings per diluted share for the first six months of 2015 was $1.90 per share, based on 52.1 million diluted shares, versus $2.26 per share for the first six months of 2014, based on 53.4 million diluted shares.

•
Free cash flow for the six months ended June 30, 2015 was $120.0 million, or 122% of net income, compared to free cash flow of $39.0 million, or 32% of net income for the six months ended June 30, 2014.

Mr. Engel continued, “We expect reduced demand in commodity-driven end markets in the near term and foreign exchange headwinds to continue for the remainder of the year. Actions initiated in the second quarter to accelerate our One WESCO sales initiatives and simplify and streamline the business are expected to help improve profitability in the second half of the year. We are pleased with the acquisition of Hill Country in the second quarter, and they are off to a solid start. Our capital structure is in good shape, and we will continue to take a disciplined approach to supplement our growth strategy by strengthening our electrical core and expanding our portfolio of products and services through acquisitions. As consolidation and outsourcing accelerates in our industry, customers are looking for a one-stop-shop to manage their global supply chain needs. Our One WESCO value proposition provides customers with the comprehensive product and service solutions they need to meet their MRO, OEM and Capital Project management requirements."

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 23, 2015, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's Website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2014 annual sales were approximately $7.9 billion. The Company employs approximately 9,400 people, maintains relationships with over 25,000 suppliers, and serves over 75,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 485 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Senior Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2015		June 30, 2014
Net sales	$1,916.7		$2,005.2
Cost of goods sold (excluding	1,535.1	80.1%	1,593.4	79.5%
depreciation and amortization below)
Selling, general and administrative expenses	275.2	14.4%	278.7	13.9%
Depreciation and amortization	16.1		17.2
Income from operations	90.3	4.7%	115.9	5.8%
Interest expense, net	18.6		20.3
Income before income taxes	71.7	3.7%	95.6	4.8%
Provision for income taxes	21.0		26.7
Net income	50.7	2.6%	68.9	3.4%
Net loss attributable to noncontrolling interests	(1.1)		—
Net income attributable to WESCO International, Inc.	$51.8	2.7%	$68.9	3.4%

Earnings per diluted common share	$1.00		$1.29
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	51.9		53.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30, 2015		June 30, 2014
Net sales	$3,733.0		$3,816.0
Cost of goods sold (excluding	2,983.7	79.9%	3,029.5	79.4%
depreciation and amortization below)
Selling, general and administrative expenses	539.8	14.5%	544.2	14.3%
Depreciation and amortization	32.1		33.6
Income from operations	177.4	4.8%	208.7	5.5%
Interest expense, net	39.5		41.0
Income before income taxes	137.9	3.7%	167.7	4.4%
Provision for income taxes	40.5		47.1
Net income	97.4	2.6%	120.6	3.2%
Net loss attributable to noncontrolling interests	(1.3)		(0.1)
Net income attributable to WESCO International, Inc.	$98.7	2.6%	$120.7	3.2%

Earnings per diluted common share	$1.90		$2.26
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	52.1		53.4

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$174.3	$128.3
Trade accounts receivable, net	1,124.9	1,117.4
Inventories, net	847.0	819.5
Current deferred income taxes	36.7	35.9
Other current assets	185.2	249.2
Total current assets	2,368.1	2,350.3
Other assets	2,358.3	2,404.0
Total assets	$4,726.4	$4,754.3

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$770.6	$765.1
Current debt and short-term borrowings	49.2	49.1
Other current liabilities	192.0	249.6
Total current liabilities	1,011.8	1,063.8

Long-term debt	1,436.8	1,366.4
Other noncurrent liabilities	411.9	396.0
Total liabilities	2,860.5	2,826.2

Stockholders' Equity
Total stockholders' equity	1,865.9	1,928.1
Total liabilities and stockholders' equity	$4,726.4	$4,754.3

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014
Operating Activities:
Net income	$97.4	$120.6
Add back (deduct):
Depreciation and amortization	32.1	33.6
Deferred income taxes	16.7	13.7
Change in trade receivables, net	(3.8)	(122.1)
Change in inventories, net	(26.7)	(44.9)
Change in accounts payable	0.8	47.1
Other	16.1	2.8
Net cash provided by operating activities	132.6	50.8

Investing Activities:
Capital expenditures	(12.6)	(11.8)
Acquisition payments	(68.5)	(133.3)
Other	1.4	—
Net cash used in investing activities	(79.7)	(145.1)

Financing Activities:
Debt borrowings, net of repayments	74.4	76.3
Equity activity, net	(79.1)	(0.4)
Other	2.7	(0.5)
Net cash (used in) provided by financing activities	(2.0)	75.4

Effect of exchange rate changes on cash and cash equivalents	(4.9)	(3.2)

Net change in cash and cash equivalents	46.0	(22.1)
Cash and cash equivalents at the beginning of the period	128.3	123.7
Cash and cash equivalents at the end of the period	$174.3	$101.6

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include normalized organic sales growth, gross profit, financial leverage and free cash flow. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's organic growth trends, capital structure position and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except sales growth data)
(Unaudited)

	Three Months Ended	Six Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	June 30, 2015	June 30, 2015

Change in net sales	(4.4)%	(2.2)%
Impact from acquisitions	1.6%	1.4%
Impact from foreign exchange rates	(3.0)%	(2.7)%
Impact from number of workdays	—%	(0.8)%
Normalized organic sales growth	(3.0)%	(0.1)%

Three Months Ended
Normalized Organic Sales Growth - Sequential:	June 30, 2015

Change in net sales	5.5%
Impact from acquisitions	1.5%
Impact from foreign exchange rates	(0.3)%
Impact from number of workdays	3.2%
Normalized organic sales growth	1.1%
Note: Normalized organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Normalized organic sales growth is calculated by deducting the percentage impact from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Six Months Ended
Gross Profit:	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net Sales	$1,916.7	$2,005.2	$3,733.0	$3,816.0
Cost of goods sold (excluding depreciation and amortization)	1,535.1	1,593.4	2,983.7	3,029.5
Gross profit	$381.6	$411.8	$749.3	$786.5
Gross margin	19.9%	20.5%	20.1%	20.6%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	June 30, 2015	December 31, 2014

Income from operations	$434.9	$466.2
Depreciation and amortization	66.5	68.0
EBITDA	$501.4	$534.2

	June 30, 2015	December 31, 2014
Current debt and short-term borrowings	$49.2	$49.1
Long-term debt	1,436.8	1,366.4
Debt discount related to convertible debentures and term loan(1)	167.0	170.4
Total debt including debt discount	1,653.0	1,585.9

Financial leverage ratio	3.3	3.0

(1)	The convertible debentures and term loan are presented in the condensed consolidated balance sheets in long-term debt, net of the unamortized discount.
Note: Financial leverage is a non-GAAP financial measure provided by the Company to illustrate its capital structure position. Financial leverage ratio is calculated by dividing total debt, including debt discount, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Six Months Ended
Free Cash Flow:	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Cash flow provided by operations	$42.5	$4.1	$132.6	$50.8
Less: Capital expenditures	(7.6)	(6.8)	(12.6)	(11.8)
Free cash flow	$34.9	$(2.7)	$120.0	$39.0
Percent of net income attributable to
WESCO International, Inc.	68%	(4)%	122%	32%
Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund the Company's financing needs.